Exhibit 99.2

BABYCARE HOLDINGS, LTD.

Consolidated Financial Statements
and Report of Independent Auditors
For the years ended December 31, 2009, 2008 and 2007

BABYCARE HOLDINGS, LTD.

REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS AND SHAREHOLDER OF

BABYCARE HOLDINGS, LTD.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholder’s equity and comprehensive loss, and cash flows present fairly, in all material respects, the financial position of Babycare Holdings, Ltd. (the “Company”) and its subsidiaries at December 31, 2009, 2008 and 2007, and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

September 21, 2010

BABYCARE HOLDINGS, LTD.

CONSOLIDATED BALANCE SHEETS

(Amounts expressed in US dollars, except share data)

		As at December 31
	Note	2009	2008	2007
ASSETS
Current assets:
Cash		$1,964,612	$3,865,859	$3,352,191
Term deposits		6,297,414	8,486,232	—
Accounts receivable, net		83,447	3,300	29,279
Inventories	3	1,216,428	1,553,209	928,943
Prepaid expenses and other current assets		484,195	459,191	356,982
Amount due from related parties - current	8	—	—	3,000,000

Total current assets		10,046,096	14,367,791	7,667,395

Rental deposits		173,377	128,766	127,326
Restricted cash		3,135,395	3,007,930	2,738,001
Amount due from related parties — non-current	8	4,331,714	3,518,899	1,840,446
Property and equipment, net	4	1,728,761	1,716,957	2,043,570

Total assets		$19,415,343	$22,740,343	$14,416,738

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable		$66,635	$208,410	$60,718
Accrued expenses and other current liabilities	5	2,229,361	2,644,741	2,541,883
Amount due to related parties - current	8	—	—	3,358,864

Total current liabilities		2,295,996	2,853,151	5,961,465

Total liabilities		$2,295,996	$2,853,151	$5,961,465

Commitments and contingencies	9	—	—	—

Shareholder’s equity:

Ordinary shares : par value $1.00; 200,000 shares authorized, 75,472 shares issued and outstanding as of December 31, 2009, 2008 and 2007, respectively		75,472	75,472	75,472
Additional paid-in capital		53,896,374	53,135,715	37,229,004
Accumulated other comprehensive income		825,044	816,333	260,231
Accumulated deficit		(37,677,543)	(34,140,328)	(29,109,434)

Total shareholder’s equity		$17,119,347	$19,887,192	$8,455,273

Total liabilities and shareholder’s equity		$19,415,343	$22,740,343	$14,416,738

The accompanying notes are an integral part of these consolidated financial statements.

BABYCARE HOLDINGS, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts expressed in US dollars)

	Year ended December 31
	2009	2008	2007
Net revenues:
Product sales	$13,006,695	$11,983,617	$9,740,982
Services	1,406,333	1,346,572	965,865

Total net revenues	14,413,028	13,330,189	10,706,847

Cost of revenues:
Product	(2,813,470)	(2,780,445)	(3,026,070)
Services	(283,221)	(249,651)	(181,426)

Total cost of revenues	(3,096,691)	(3,030,096)	(3,207,496)

Gross profit	11,316,337	10,300,093	7,499,351

Operating expenses:
Selling expenses	(12,065,487)	(11,364,181)	(9,025,727)
General and administrative expenses	(3,484,342)	(3,507,073)	(2,366,357)
Losses on disposals of property and equipment	(21,853)	(13,297)	(11,185)

Loss from operations	(4,255,345)	(4,584,458)	(3,903,918)

Other income and expenses:
Interest income	329,370	296,519	90,145
Interest expense	(298,694)	(1,080,184)	(152,355)
Other gains	687,454	337,229	—

Net loss	$(3,537,215)	$(5,030,894)	$(3,966,128)

The accompanying notes are an integral part of these consolidated financial statements.

BABYCARE HOLDINGS, LTD.

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY

AND COMPREHENSIVE LOSS

(Amounts expressed in US dollars, except number of shares)

	Ordinary shares		Additional paid-in	Accumulated other comprehensive	Accumulated		Comprehensive
	Shares	Amount	capital	income	deficit	Total	loss

Balance as of January 1, 2007	75,472	$75,472	$32,521,169	$60,289	$(25,143,306)	$7,513,624

Net loss	—	—	—	—	(3,966,128)	(3,966,128)	(3,966,128)
Foreign currency translation adjustments	—	—	—	199,942	—	199,942	199,942

Comprehensive loss							(3,766,186)

Contribution from shareholder (Note 8(iii))	—	—	4,235,848	—	—	4,235,848
Shareholder’s interest expense allocation (Note 8(iii))	—	—	152,355	—	—	152,355
Share-based compensation (Note 7)	—	—	319,632	—	—	319,632

Balance as of December 31, 2007	75,472	$75,472	$37,229,004	$260,231	$(29,109,434)	$8,455,273

Net loss	—	—	—	—	(5,030,894)	(5,030,894)	(5,030,894)
Foreign currency translation adjustments	—	—	—	556,102	—	556,102	556,102

Comprehensive loss							(4,474,792)

Contribution from shareholder (Note 8(iii))	—	—	17,514,152	—	—	17,514,152
Distribution to shareholder	—	—	(3,151,519)	—	—	(3,151,519)
Shareholder’s interest expense allocation (Note 8(iii))	—	—	1,080,184	—	—	1,080,184
Share-based compensation (Note 7)	—	—	463,894	—	—	463,894

Balance as of December 31, 2008	75,472	$75,472	$53,135,715	$816,333	$(34,140,328)	$19,887,192

Net loss	—	—	—	—	(3,537,215)	(3,537,215)	(3,537,215)
Foreign currency translation adjustments	—	—	—	8,711	—	8,711	8,711

Comprehensive loss							(3,528,504)

Shareholder’s interest expense allocation (Note 8(iii))	—	—	298,694	—	—	298,694
Share-based compensation (Note 7)	—	—	461,965	—	—	461,965

Balance as of December 31, 2009	75,472	$75,472	$53,896,374	$825,044	$(37,677,543)	$17,119,347

The accompanying notes are an integral part of these consolidated financial statements.

BABYCARE HOLDINGS, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts expressed in US dollars)

		Year ended December 31
	Note	2009	2008	2007
Cash flows from operating activities:
Net loss		$(3,537,215)	$(5,030,894)	$(3,966,128)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued interest on restricted cash		(124,645)	(81,643)	—
Other gains		—	(337,229)	—
Losses on disposals of property and equipment		21,853	13,297	11,185
Depreciation and amortization	4	531,346	559,686	525,456
Share-based compensation		461,965	463,894	319,632
Shareholder’s interest expense allocation		298,694	1,080,184	152,355

Changes in operating assets and liabilities:
Accounts receivable		(80,069)	27,992	(26,141)
Inventories		337,920	(560,385)	758,063
Prepaid expenses and other current assets		(24,551)	(77,660)	(160,209)
Amount due from related parties		(808,759)	(1,527,198)	(771,271)
Rental deposits		(44,449)	7,316	(12,062)
Accounts payable		(141,837)	143,517	(34,130)
Accrued expenses and other current liabilities		(417,468)	(71,942)	678,639

Net cash used in operating activities		(3,527,215)	(5,391,065)	(2,524,611)

Cash flows from investing activities:
Term deposits		2,188,818	(8,486,232)	—
Purchases of property and equipment		(564,379)	(231,900)	(229,980)
Proceeds from disposal of property and equipment		917	—	—

Net cash provided by/(used in) investing activities		1,625,356	(8,718,132)	(229,980)

Cash flows from financing activities:
Contribution from shareholder		—	17,514,152	4,235,848
Distribution to shareholder		—	(3,151,519)	—

Net cash provided by financing activities		—	14,362,633	4,235,848

Effect of exchange rate changes on cash		612	260,232	155,639

Net (decrease)/increase in cash		(1,901,247)	513,668	1,636,896
Cash at beginning of year		3,865,859	3,352,191	1,715,295

Cash at end of year		$1,964,612	$3,865,859	$3,352,191

The accompanying notes are an integral part of these consolidated financial statements.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts expressed in US dollars, or otherwise noted)

1.                                      DESCRIPTION OF BUSINESS

On November 21, 1997, Babycare Holdings, Ltd. (the “Company”) was incorporated in Cayman Islands as a holding company.  The sole shareholder of the Company is Yaolan Ltd. (“Yaolan”), a company incorporated in Cayman Islands. The Company and its variable interest entities (“VIEs”) (collectively referred to as the “Group”) are principally engaged in developing and providing pre-natal, infant and toddler care related products and related educational services in the People’s Republic of China (the “PRC”).

The percentage of ownership in all of the Company’s VIEs in 2009, 2008 and 2007 are as follows:

Company Name	Incorporation or acquisition date / place	Legal owner	Company legal ownership %	Principal activity
BabyCare Ltd. (“BabyCare”)	January 11, 1999 The PRC	Pet Lane Inc. (“Pet Lane”)	—	Providing infant products and educational service

Beijing ScitechCare Trading Co.,Ltd. (“Saibaokang”)	December 18, 1998 The PRC	Employees: Wang Ya Wen & Mo Ya Nan (“nominee owners”)	—	Dormant, liquidated in February 2009

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

1.             DESCRIPTION OF BUSINESS - continued

Due to the restrictions under the PRC law on foreign investments in certain business activities, the Group operates its businesses through a series of contractual agreements with the VIEs and their shareholder/nominee owners.

(a)   BabyCare was initially established by the Company in January 1999. In April 2006, Yaolan, Pet Lane and the Company entered into an equity transfer agreement, a trust agreement, and a management service agreement such that (i) the Company sold all the equities of BabyCare to Pet Lane for a consideration of $5,500,000; (ii) Pet Lane held the equity of BabyCare as trustee on behalf of Yaolan; and (iii) Pet Lane authorized the Company to perform all functions as Babycare’s equity holder.

Through the above contractual agreements, Yaolan obtained the economic controlling interest over and was the primary beneficiary of BabyCare. Subsequently, on August 4, 2010, Yaolan agreed to assign all its rights and interests in the trust agreement to the Company, and the Company became the primary beneficiary of BabyCare.

The Direct Sales Ordinance of the PRC, effective since December 1, 2005, requires the foreign shareholder of a direct sales company to have at least three years experience of conducting direct sales businesses outside of the PRC. After Petlane became the legal shareholder of BabyCare, BabyCare started the application for a direct sales license in 2007, and obtained this license from the Ministry of Commerce of China in November 2009.

(b)   The registered capital for Saibaokang was funded by the Company through loans provided to the nominee owners. Additionally, the Company and the nominee owners of Saibaokang entered into equity purchase agreements which require transfer of the nominee owners’ interest in Saibaokang to the Company, if permitted by PRC laws and regulations, or, if not so permitted, to designees of the Company at any time to repay the loans outstanding. All voting rights of Saibaokang are also assigned to the Company, and the Company has the right to designate all of its directors and senior management personnel. The nominee owners have pledged their shares as collateral for the loans.

Through the above contractual agreements, the Company has obtained the economic controlling interest over and is the primary beneficiary of Saibaokang.

The change of primary beneficiary of BabyCare as described in (a) above has been accounted for as a reorganization of business under common control in a manner similar to a pooling of interests. The financial positions and results of operations of BabyCare and Saibaokang have been consolidated in the Group’s consolidated financial statements pursuant to the provisions of the accounting guidance for consolidation of VIEs.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)           Principles of consolidation

The Group’s consolidated financial statements include the financial statements of Babycare Holdings, Ltd and its VIEs. All transactions and balances among the Company and VIEs have been eliminated upon consolidation.

(b)           Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

The Group’s consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Group has been operating at losses during 2007, 2008 and 2009 as the Group was developing its national sales and distribution network and has not achieved the desired level of economies of scale in reducing selling costs and in increasing sales and operating cash flows. The Group’s net cash used in operating activities amounted to $3,527,215 for the year ended December 31, 2009. Further, the Group has accumulated a deficit of $37,677,543 as of December 31, 2009 and realized a net loss of $3,537,215 for the year ended December 31, 2009. The Group’s ability to continue as a going concern is dependent upon management’s ability to successfully execute its business plan, which includes the development of its sales and distribution network and to reduce selling costs and increase sales and operating cash flows as a result of having obtained the direct sales license in November 2009. Subsequently on 16 August 2010, the Group was acquired by USANA Health Sciences, Inc. (“USANA”), and USANA has confirmed to provide financial support to the Group, up to $ 2,000,000 in the period ending October 31, 2011, to enable the Group to meet its financial obligations. The accompanying consolidated financial statements have been prepared on the basis that the Group will be able to continue as a going concern basis for a reasonable period of time. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

The Group’s consolidated statements of operations include allocations of interest expenses incurred by Yaolan for its issuance of convertible promissory notes. Such expenses have been allocated to the Group based on the percentage of the total assets of the Group to the total assets of the entities under Yaolan’s control. Total interest expense allocated from Yaolan to the Group was $298,694, $1,080,184, and $152,355 for the years ended December 31, 2009, 2008 and 2007, respectively. While the expenses allocated to the Group for these items are not necessarily indicative of the expenses that the Group would have incurred if the Group had been a separate, independent entity during the years presented, management believes that the foregoing presents a reasonable basis of estimating what the Group’s expenses would have been on a historical basis. Interest expense allocated from Yaolan is recorded as a capital contribution.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(c)           Use of estimates

The preparation of the consolidated financial statements, in conformity with US GAAP, requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of property and equipment, allowances for doubtful accounts, impairment of long-lived assets, share-based compensation, inventories valuations, allowance for deferred income tax assets, and fair value of financial and equity instruments.

(d)           Financial Accounting Standards Board (“FASB”) Accounting Standards Codification

In June 2009, the FASB established the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative US GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the United States Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative US GAAP for SEC registrants. The Codification had no impact on the Group’s consolidated financial statements upon adoption. Accordingly, the Group’s notes to its consolidated financial statements now explain accounting concepts in plain English rather than cite the specific US GAAP references.

(e)           Cash, term deposits and restricted cash

Cash and cash equivalents consist of cash on hand, demand deposits and highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Term deposits as of December 31, 2009 and 2008 were held at a PRC bank maturing in one year.  The fixed interest rates range from 2.25% to 2.52% and from 2.52% to 4.14% per annum during the years ended December 31, 2009 and 2008 respectively.

Restricted cash as of December 31, 2009, 2008 and 2007 was $3,135,395, $3,007,930 and $2,738,001, respectively, representing a long-term deposit of RMB20,000,000, RMB20,000,000 and RMB20,000,000 and corresponding accrued interest.  The deposit, which is held at a PRC bank, is required by the rules of the Ministry of Commerce and the State of Administration for Industry & Commerce of the PRC for BabyCare’s application for a direct sales license, and will continue to be restricted during the periods when Babycare holds that license.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(f)            Fair value of financial instruments

Financial instruments include cash, term deposits, accounts receivable, restricted cash, accounts payable, accrued expenses and other current liabilities and amounts due from and to related parties. As of December 31, 2009, 2008 and 2007, except for restricted cash, which is determined based on the principal plus interest accrual, the carrying values of these financial instruments approximate their fair values due to their short-term maturities.

On January 1, 2008, the Group adopted the guidance on fair value measurements and disclosures. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes a hierarchy for inputs used in measuring fair value that gives the highest priority to observable inputs and the lowest priority to unobservable inputs. Valuation techniques used to measure fair value shall maximize the use of observable inputs.

• Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that are readily accessible.

• Level 2 — Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, directly or indirectly.

• Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

When available, the Group uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Group will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates. The following is a description of the valuation techniques that the Group uses to measure the fair value of assets and liabilities that the Group measured and reported on its consolidated balance sheet at fair value on a recurring basis.

Term deposits:

The fair values of term deposits placed with banks are determined based on the pervasive interest rates in the market, which are also the interest rates as stated in the contracts with the banks. The Group classifies the valuation techniques that use the pervasive interest rates input as Level 2.

The Group’s initial adoption of the fair value measurements and disclosures guidance was limited to its fair value measures of financial assets and financial liabilities. At January 1, 2009, the Group adopted the guidance to its remaining fair value measurements. The implementation of the fair value measurement guidance did not result in any material changes to the carrying values of the Group’s assets and liabilities.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(f)            Fair value of financial instruments - continued

Assets measured at fair value on a recurring basis are summarized below:

		Fair value measurement at reporting date using
	As at December 31, 2009	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Assets
Term deposits	$6,297,414	—	$6,297,414	—

Total assets	$6,297,414	—	$6,297,414	—

		Fair value measurement at reporting date using
	As at December 31, 2008	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Assets
Term deposits	$8,486,232	—	$8,486,232	—

Total assets	$8,486,232	—	$8,486,232	—

(g)           Inventories

Inventories are stated at the lower of cost or market value.  Cost is determined using the weighted-average method.  Finished goods include direct materials, direct labor and related manufacturing overhead based on normal operating capacity.  During the years 2009, 2008 and 2007, the Group did not record any impairment losses or write-down of the carrying amount of inventories.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(h)           Property and equipment

Property and equipment are stated at historical cost.  Depreciation and amortization is provided on the straight-line basis (after taking into consideration of any estimated residual value of 10%) over the following estimated useful lives:

Machinery	10 years
Furniture and office equipment	5 years
Application software	5 to 10 years
Leasehold improvements	the shorter of the lease term or estimated useful life of the asset

Depreciation and amortization of property and equipment attributable to manufacturing activities is capitalized and recognized as part of cost of revenues when the inventory is sold.

(i)            Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in the circumstances indicate that the carrying value of an asset may not be recoverable. Impairment is determined to exist if the estimated future undiscounted cash flows are less than the carrying value. The amount of any impairment then recognized would be calculated as the difference between estimated fair value and the carrying value of the asset. Management estimates fair value based on estimated future discounted cash flows associated with the related asset group. As such, the fair value calculation requires the estimation of future sales growth, effects on cost control, disposal value (if any), etc. with possible variations in the amount and timing of those future cash flows.

No impairment of long-lived assets was recognized for any of the periods presented. If management’s aforementioned estimates are revised, an impairment charge may need to be recognized.

(j)            Deferred revenue

Payments received in advance of service are recorded as deferred revenue until earned and when the relevant revenue recognition requirements have been met.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(k)           Foreign currency transactions

The accompanying consolidated financial statements have been expressed in the US dollars. The functional currency of the Company is the US dollar since it is the currency in which the Company primarily generates and expends cash, whereas the functional currency of the consolidated VIEs in the PRC is the Renminbi (“RMB”).

Transactions denominated in foreign currencies are converted into the functional currency at the exchange rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are converted into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting foreign exchange gains or losses are recorded as general and administrative expenses in the consolidated statements of operations.

Assets and liabilities in functional currencies other than the US dollar are translated into the US dollar, using the exchange rate at each balance sheet date. Revenues and expenses are translated into the US dollar at average rates prevailing during the reporting period.  Gains and losses resulting from such translations are recorded as a separate component of accumulated other comprehensive income/(loss) within shareholder’s equity.

(l)            Foreign currency risk

The RMB is not a freely convertible currency.  The State Administration for Foreign Exchange of the PRC, under the authority of The People’s Bank of China, controls the conversion of RMB into foreign currencies.  The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. Cash of the Group included aggregate amounts of $1,329,054, $2,033,869 and $2,272,255 at December 31, 2009, 2008 and 2007, and term deposits included aggregate amounts of $6,297,414 and $8,486,232 at December 31, 2009 and 2008 which were denominated in RMB.

(m)          Revenue recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred or the service has been rendered, the fee is fixed or determinable and collectability is reasonably assured.

For the sales of products, delivery of the product occurs at the point in time the product is received by the customer which is the point when risk and title are transferred. The Group offers a seven-day return policy on certain products and maintains an allowance for sales returns based on historical experience, which has been immaterial.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(m)          Revenue recognition - continued

Service revenues are derived primarily from preschool playgroup classes.  Preschool play group classes are provided to customers at the Group’s retail training facilities and are recognized over the course period.

In the PRC, value added tax (“VAT”) at a general rate of 17% on product sales invoice amount is collected on behalf of tax authorities.  Product sales revenue is recorded net of VAT.  VAT collected from customers, net of VAT paid for purchases, is recorded as a liability in the consolidated balance sheets until paid to the tax authorities.

Service revenue is recorded net of business taxes and related fees when incurred.  The Group is subject to business taxes of approximately 5% on taxable services provided to its customers.  During the years ended December 31, 2009, 2008 and 2007, business taxes related to service revenue totaled $88,980, $68,189 and $60,132, respectively.

(n)           Advertising

Advertising costs are charged to expenses as incurred. Advertising expense totaled $725,490, $562,074 and $379,891  in the years ended December 31, 2009, 2008 and 2007 respectively. Such expenses are recorded in selling expenses.

(o)           Selling expenses

Selling expenses mainly include commissions paid to the sales agents, wages and benefits for sales department, advertising and marketing expenses, as well as rents and utilities for stores in different cities.

(p)           General and administrative expenses

General and administrative expenses mainly include wages and benefits for other departments, depreciation and amortization, rents and utilities for office buildings, professional fees, and research and development expenses.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(q)           Income taxes

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and any operating loss and tax credit carryforward.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rate is recognized in operations in the period that includes the enactment date or date of change in tax status.  A valuation allowance is provided to reduce the carrying amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized.

The Group adopted the guidance on accounting for uncertainty in income taxes for the year ended December 31, 2009. The guidance prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Guidance was also provided on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. The Group did not have any interest and penalties associated with tax positions nor any significant unrecognized uncertain tax positions as of December 31, 2009.

(r)            Share-based payments

Effective January 1, 2006, the Group adopted the fair value recognition provisions of the accounting guidance on share-based payment which requires that share-based payment transactions with employees be measured based on the grant-date fair value of the equity instrument issued and recognized as compensation expense over the requisite service period.  The Group recognizes stock-based compensation costs on a straight-line basis over the requisite service period during which an employee is required to provide service in exchange for the award, which generally is the vesting period.

The Group accounts for share-based compensation awards issued to non-employees in accordance with the provisions of the accounting guidance “Equity — Equity-Based Payments to Non-Employees”.  The Group uses the Black-Scholes Option Pricing Model method to measure the value of options granted to non-employees at the earlier of the commitment date or the date at which the non-employee’s performance is complete.  Prior to the measurement date, non-employee share-based compensation is remeasured at its fair value at each financial reporting date with any changes in the fair value recorded in the consolidated statements of operations.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(s)            Mainland China Contribution Plan

Full time employees of the Group in the PRC participate in a government-mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees.  Chinese labor regulations require the Group to accrue for these benefits based on certain percentages of the employees’ salaries.  The total provisions recognized in the consolidated statement of operations for such employee benefits were $1,374,348, $1,180,527 and $914,589 for the years ended December 31, 2009, 2008 and 2007, respectively. The provisions are recorded in cost of revenues, selling expenses or general and administrative expenses depending on the functions of the departments in which employees work.

(t)            Comprehensive income/(loss)

Comprehensive income/(loss) is defined as the change in equity of the Group during a period from transactions and other events and circumstances excluding those resulting from investments by shareholder and distributions to shareholder. The Group has recognized the translation adjustments as other comprehensive income/(loss) in the consolidated statements of shareholder’s equity and comprehensive loss.

(u)           Contingencies

In the normal course of business, the Group is subject to loss contingencies, such as legal proceedings and claims arising out of the business that cover a wide range of matters, including, among others, product liability and tax matters.  The Group records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.  Historically, the Group has experienced no product liability claims.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(v)           Recently issued accounting standards

In May 2009, the FASB issued authoritative accounting guidance on subsequent events, a topic that was previously only addressed by auditing literature. The FASB clarified  subsequent events as either recognized subsequent events or non-recognized subsequent events, and modified the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued or available to be issued. Furthermore, the guidance requires entities to disclose the date through which an entity has evaluated subsequent events and the basis for that date. The authoritative guidance was effective for the interim or annual financial periods ending after June 15, 2009, and is applied prospectively.

In October 2009, the FASB issued Accounting Standards Update No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements — a consensus of the FASB Emerging Issues Task Force (“ASU 2009-13”). ASU 2009-13 addresses the accounting for sales arrangements that include multiple products or services by revising the criteria for when deliverables may be accounted for separately rather than as a combined unit. Specifically, this guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is necessary to separately account for each product or service. This hierarchy provides more options for establishing selling price than existing guidance. ASU 2009-13 is required to be applied prospectively to new or materially modified revenue arrangements in fiscal periods beginning on or after June 15, 2010. The Group does not believe the adoption of this accounting guidance would have a material impact on its consolidated financial statements.

In December 2009, the FASB issued Accounting Standards Update No. 2009-17 Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (“ASU 2009-17”). ASU 2009-17 replaced the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a VIE with an approach focused on identifying which reporting entity has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and has (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a VIE. ASU 2009-17 also requires additional disclosures about a reporting entity’s involvement in VIEs, which will enhance the information provided to users of financial statements. The guidance will be effective January 1, 2010.  The Group does not believe the adoption of this account guidance would have a material impact on its consolidated financial statements.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

(v)             Recently issued accounting standards- continued

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 amends ASC 820-10 to add two new disclosures: (1) transfers in and out of Level 1 and 2 measurements and the reasons for the transfers, and (2) a gross presentation of activity within the Level 3 roll forward.  The ASU also includes clarifications to existing disclosure requirements on the level of disaggregation and disclosures regarding inputs and valuation techniques.  The ASU applies to all entities required to make disclosures about recurring and nonrecurring fair value measurements. The effective date of the ASU is the first interim or annual reporting period beginning after December 15, 2009, except for the gross presentation of the Level 3 roll forward information, which is required for annual reporting periods beginning after December 15, 2010 and for interim reporting periods within those years. The Group believes that there will be no material impact on its consolidated financial statements upon adoption of this standard.

(w)          Concentrations of risk

Supplier concentration

The Group obtains raw materials and supplies from a small number of selected suppliers.  Six vendors accounted for approximately 77%, 82% and 86% of the Group’s purchases for the years ended December 31, 2009, 2008 and 2007, respectively.  The Group’s failure to obtain sufficient quantities of raw materials and supplies in a timely manner with adequate quality and on terms acceptable to the Group could disrupt, delay, or increase its costs of production.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

3.             INVENTORIES

Inventories by major class consist of the following:

	As at December 31
	2009	2008	2007

Raw materials	$477,926	$695,279	$443,728
Finished goods	738,502	857,930	485,215

Total inventories	$1,216,428	$1,553,209	$928,943

4.             PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	As at December 31
	2009	2008	2007

Machinery	$1,169,153	$1,143,259	$1,288,162
Furniture and office equipment	996,876	1,001,577	924,252
Application software	412,769	431,404	394,473
Leasehold improvements	2,589,777	2,218,458	1,951,008

Total property and equipment	5,168,575	4,794,698	4,557,895
Less: accumulated depreciation and amortization	(3,439,814)	(3,077,741)	(2,514,325)

Total property and equipment, net	$1,728,761	$1,716,957	$2,043,570

Depreciation and amortization expense for the years ended December 31, 2009, 2008 and 2007 was $531,346, $559,686 and $525,456, respectively.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

5.             ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	As at December 31
	2009	2008	2007

Accrued payroll and welfare	$186,693	$879,452	$847,684
Accrued expenses	566,372	607,355	739,674
Accrued business and valued added taxes	240,125	237,418	182,429
Deferred revenue	750,432	340,198	362,689
Other current liabilities	485,739	580,318	409,407

Total accrued expenses and other current liabilities	$2,229,361	$2,644,741	$2,541,883

Other current liabilities represent payables for social insurance fees withheld from employees’ payroll, sales commissions, and others.

6.             INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to taxes on income or capital gains.  Additionally, upon payment of dividends by the Company, no Cayman Islands withholding tax will be imposed.  However, the Corporate Income Tax law of the People’s Republic of China (the “PRC tax law”) effective on January 1, 2008 includes a provision specifying that legal entities organized outside of China will be considered residents for Chinese income tax purposes if their place of effective management or control is within China.  If legal entities organized outside China were considered residents for Chinese income tax purpose, they would become subject to the PRC tax law on their worldwide income.  This would cause any income for legal entities organized outside China to be subject to China’s 25% income tax.  The Implementation Rules to the PRC tax law provide that non-resident legal entities will be considered Chinese residents if substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. occur within China.  Based on a review of surrounding facts and circumstances, the Company has not provided for any income tax liability in this regard. However, due to limited guidance and implementation history of the EIT Law, should the Company be treated as resident enterprises for PRC tax purposes, the Company will be subject to PRC tax on worldwide income at a uniform tax rate of 25% retrospective to January 1, 2008.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

6.             INCOME TAX - continued

PRC tax

The PRC VIEs are governed by the PRC tax law and subject to an income tax rate of 25% effective from January 1, 2008 and 33% prior to this. However, as a foreign invested enterprise, BabyCare received a tax holiday for full exemption from income taxes for two years starting from the first profitable year and a 50% reduction in tax rates for the following three years.  According to an additional guidance released by the PRC government on December 26, 2007, the tax holiday had started from 2008 since BabyCare did not have a profitable year yet. Therefore the applicable tax rates for BabyCare are 0%, 0% and 33%, for 2009, 2008 and 2007 respectively.

The tax effects of temporary differences that gave rise to deferred income tax assets consisted of the following:

	Year ended December 31
	2009	2008	2007

Tax losses carried forward	$13,112,232	$16,150,838	$16,295,350

Total gross deferred income tax assets	3,278,058	4,037,710	4,073,838
Less: valuation allowance as at December 31	(3,278,058)	(4,037,710)	(4,073,838)

Net deferred income tax assets	$—	$—	$—

The Company operates through two VIEs and the valuation allowance is considered on each individual VIE basis.

In assessing the realizability of deferred tax assets, the Company’s management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  The Company’s management considers the projected future taxable income and tax planning strategies in making this assessment.  As of December 31, 2009, the Group has tax losses to be carried forward of approximately $13.1 million, which will expire from 2010 to 2014. The Company’s management believes that it is more likely than not that such deferred tax assets will not be realized as it does not expect to generate sufficient taxable income in the near future, or the amount involved is not significant.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

6.             INCOME TAX - continued

Reconciliation between the provision for income tax computed by applying the PRC income tax rates of 25% for 2009 and 2008 and 33% for 2007 to the actual provision of income taxes is as follows:

	Year ended December 31
	2009	2008	2007

Loss before income tax expense	$(3,537,215)	$(5,030,894)	$(3,966,128)
consisting of:
- Cayman Islands operations	(923,660)	(2,370,094)	(1,214,308)
- PRC operations	(2,613,555)	(2,660,800)	(2,751,820)

Loss before income tax expense from PRC operations	(2,613,555)	(2,660,800)	(2,751,820)
PRC statutory tax rate	25%	25%	33%

Income tax benefit at PRC statutory tax rate	653,389	665,200	908,101
Permanent differences	(192,847)	(143,845)	(64,000)
Valuation allowance for the year	(460,542)	(521,355)	(844,101)

Income tax expense	$—	$—	$—

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

7.             SHARE-BASED COMPENSATION

Certain of the Company’s employees, directors and consultants were granted awards under share-based incentive plans established by Yaolan. Such share-based compensation expenses were recognized in the Company’s consolidated statements of operations. Yaolan. adopted the 2003 Stock Incentive Plan, as amended (the “Yaolan Plan”), for the granting of share options to employees, directors and consultants of the Company to reward them for service to the Company and to provide incentives for future services.  The Yaolan Plan expires on November 12, 2013, except with respect to share option grants then outstanding.  Share options granted under the Yaolan Plan generally have a contractual term of ten years and vest over a three-year period.

Options to employees

There were no options granted in 2007.

In 2008, Yaolan granted 366,528 stock options to directors, officers and employees of the Company at an exercise price of $4.00 per share.  These options vest over three years.  The fair value of the options is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

For the year ended
December 31, 2008

Risk free interest rate (per annum)	3.21%
Expected life (in years)	6
Expected dividend yield	—
Expected volatility	43.18%
Fair value of each ordinary share of Yaolan on grant date	$4.00

In 2009, Yaolan granted 3,000 stock options to an employee of the Company at an exercise price of $4.00 per share.  These options will be vested over three years.  The fair value of the options is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

For the year ended
December 31, 2009

Risk free interest rate (per annum)	2.51%
Expected life (in years)	6
Expected dividend yield	—
Expected volatility	42.99%
Fair value of each ordinary share of Yaolan on grant date	$6.78

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

7.             SHARE-BASED COMPENSATION - continued

(1) Expected volatility

The volatility of the underlying ordinary shares during the life of the options was estimated based on the historical stock price volatility of comparable listed companies over a period comparable to the expected term of the options.

(2) Risk-free interest rate

The risk-free interest rate was estimated based on the yield to maturity of treasury bonds of the United States with a maturity period close to the expected term of the options.

(3) Expected option life

The Company used the simplified method to estimate the expected life.

(4) Dividend yield

No dividend is expected to be paid in the foreseeable future or has been paid to date, and therefore a zero dividend yield assumption is used.

(5) Fair value of ordinary shares

For the options granted in 2008, the fair value of the ordinary share of Yaolan of $4.00 was determined with reference to an arms-length share transfer between shareholders of Yaolan, i.e. 622,730 ordinary shares from Orchid Asia II and Tredegar Investments to Foundation Capital in July 2008.

For the options granted in 2009, the fair value of the ordinary share of Yaolan of $6.78 was determined by a valuation performed by Yaolan.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

7.             SHARE-BASED COMPENSATION  — continued

Options to non-employees

In 2009 and 2008, Yaolan granted 21,000 and 15,000 stock options respectively to a consultant of the Company for services rendered.  The fair value of the non-employee options is estimated at the grant date using the Black-Scholes option pricing model.  The fair value of the stock options is remeasured as of the end of each reporting period until the services are completed under the service contracts.

The following assumptions were used in the non-employee option pricing model:

	Year ended December 31
	2009	2008

Weighted average risk free interest rate (per annum)	2.17%	1.44%
Weighted average expected life (in years)	4.80	4.47
Weighted average expected dividend yield	—	—
Weighted average expected volatility	44.62%	40.84%
Fair value of each ordinary share of Yaolan on grant date	$6.78	$4.00
Fair value of each ordinary share of Yaolan on December 31	$6.78	$4.00

Summary of share options to employees and non-employees is as follows:

	Number of shares	Weighted average exercise price

Outstanding as of January 1, 2007	1,197,869	$3.10
Granted	—	—
Forfeited	—	—

Outstanding as of December 31, 2007	1,197,869	$3.10
Granted	381,528	4.00
Forfeited	(12,000)	3.04

Outstanding as of December 31, 2008	1,567,397	$3.32
Granted	24,000	4.00
Forfeited	—	—

Outstanding as of December 31, 2009	1,591,397	$3.33

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

7.                                      SHARE-BASED COMPENSATION - continued

The following table summarizes information with respect to stock options issued by Yaolan outstanding as of December 31, 2009, 2008, and 2007:

	Options outstanding as of December 31, 2009				Options exercisable as of December 31, 2009
		Weighted	Weighted			Weighted	Weighted
		average	average	Aggregate		average	average	Aggregate
	Number	remaining	exercise	intrinsic	Number	remaining	exercise	intrinsic
	outstanding	contractual life	price	value	exercisable	contractual life	price	value
		Years				Years
Range of exercise price
$3.04	1,160,869	2.50			1,111,169	2.43
$6.01	15,000	5.92			15,000	5.92
$6.02	10,000	6.32			10,000	6.32
$4.00	405,528	8.32			201,320	8.22
	1,591,397	4.04	$3.33	$5,488,168	1,337,489	3.37	$3.24	$4,734,590

	Options outstanding as of December 31, 2008				Options exercisable as of December 31, 2008
		Weighted	Weighted			Weighted	Weighted
		average	average	Aggregate		average	average	Aggregate
	Number	remaining	exercise	intrinsic	Number	remaining	exercise	intrinsic
	outstanding	contractual life	price	value	exercisable	contractual life	price	value
		Years				Years
Range of exercise price
$3.04	1,160,869	3.50			1,070,923	3.21
$6.01	15,000	6.92			15,000	6.92
$6.02	10,000	7.32			8,333	7.32
$4.00	381,528	9.22			86,144	9.19
	1,567,397	4.95	$3.32	$1,114,434	1,180,400	3.73	$3.17	$1,028,086

	Options outstanding as of December 31, 2007				Options exercisable as of December 31, 2007
		Weighted	Weighted			Weighted	Weighted
		average	average	Aggregate		average	average	Aggregate
	Number	remaining	exercise	intrinsic	Number	remaining	exercise	intrinsic
	outstanding	contractual life	price	value	exercisable	contractual life	price	value
		Years				Years
Range of exercise price
$3.04	1,172,869	4.50			1,016,969	4.00
$6.01	15,000	7.92			10,000	7.92
$6.02	10,000	8.32			6,668	8.32
	1,197,869	4.58	$3.10	$4,447,605	1,033,637	4.07	$3.09	$3,852,409

The weighted-average grant-date fair value of options granted by Yaolan during 2009 and 2008 were $4.03 and $1.84 respectively.  There were no options granted in 2007.

Under the Yaolan Plan, the Company recognized share-based compensation charges of $461,965, $463,894 and $319,632 for the years ended December 31, 2009, 2008 and 2007, respectively. These charges are recorded in cost of revenues, selling expenses or general and administrative expenses depending on the functions of the departments in which grantee employee’s work. As of December 31, 2009, total unrecognized compensation cost related to unvested share-based compensation arrangements granted under the plan was $396,760, which is expected to be recognized over a weighted-average period of 1.38 years. As of December 31, 2009, options to purchase 380,365 ordinary shares were available for future grants by Yaolan

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

8.                                      RELATED PARTY TRANSACTIONS

Related party balances consist of the following:

	As at 31 December
	2009	2008	2007

Due from related parties-current Chengwei Ventures Management Ltd. (i)	$—	$—	$3,000,000

Due from related parties - non-current Beijing Century Yaolan Network Technology Co. (“Century Yaolan”) (ii)	4,331,714	3,518,899	1,840,446
	$4,331,714	$3,518,899	$4,840,446
Due to related parties-current Chengwei Investment Advisory (Shanghai) Co., Ltd. (i)	$—	$—	$3,358,864

The transactions with related parties included:

(i)                                     Transactions with Chengwei Ventures Management Ltd. and Chengwei Investment Advisory (Shanghai) Co., Ltd. (collectively “Chengwei”)

During 2005, the Company loaned $3,000,000 to Chengwei Ventures Management Ltd., and Chengwei Investment Advisory (Shanghai) Co., Ltd. loaned an equivalent amount (i.e. $3,000,000) in RMB to BabyCare. Both loans are interest-free.  Chengwei Ventures Management Ltd. and Chengwei Investment Advisory (Shanghai) Co., Ltd. are wholly owned subsidiaries of Chengwei Venture Fund I L.P. which is a shareholder of Yaolan. There is no legal right for the Company or Chengwei to offset the loans.

On December 10, 2008, the Company, BabyCare and Chengwei entered into a series of agreements. The Company waived repayment of the loan due from Chengwei in exchange for Chengwei’s waiver of the loan repayable from BabyCare.  Based on the waivers, BabyCare agrees to assume the responsibility and obligations to repay a loan of the same amount to the Company which is interest-free.  This intercompany loan is eliminated upon consolidation.

(ii)                                  Transactions with Century Yaolan

Through a financing agreement, an equity purchase agreement and a service support agreement, Yaolan has obtained the economic controlling interest over and is the primary beneficiary of Century Yaolan. The transactions between the Company and Century Yaolan mainly include advances and providing support services:

	2009	2008	2007

Advances to Century Yaolan	$761,623	$1,613,836	$731,544
Revenue for services from Century Yaolan	$59,917	$65,245	$32,791

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

8                                         RELATED PARTY TRANSACTIONS- continued

(iii)                               Transactions with Yaolan

Historically, Yaolan, as the sole shareholder of the Company, has been providing continuous financial support to the Company. There is no agreed maturity date or interest for such financial support. As of December 31, 2009, Yaolan does not intend to ask the Company for repayment and the Company has no legal obligation to make repayments. Accordingly, these transactions are considered as contributions from the shareholder and recorded as an increase in additional paid-in capital in shareholder’s equity during 2009, 2008 and 2007. In addition, as disclosed in Note 2(b), the Group’s consolidated statements of operations include allocation of interest expenses incurred by Yaolan.

On August 12, 2010, the Company decided to settle a sum of $5,050,000 to Yaolan, and $4,000,000 of which had been paid. Such subsequent transfer is accounted for as a distribution to the shareholder.

9.                                      COMMITMENTS

As of December 31, 2009, the Group had the following operating lease commitments under non-cancelable leases (with initial or remaining lease terms greater than one year) for the factory and office in Beijing and some other retail locations.

Minimum lease payments

Year ending December 31,
2010	$713,239
2011	678,183
2012	453,660
2013	346,337
2014	234,389
2015	82,013
Total	$2,507,821

Lease expenses of the Group were $1,471,394, $1,713,569 and $1,593,842 for the years ended December 31, 2009, 2008 and 2007, respectively.

BABYCARE HOLDINGS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

(Amounts expressed in US dollars, or otherwise noted)

10.                               SUBSEQUENT EVENTS

On August 16, 2010, USANA acquired 100% of the equity interests in the Company from Yaolan at a consideration of approximately $63 million. The consideration consists of approximately $45 million payment in cash with the remaining settled by USANA’s shares.

In accordance with ASC 855, the Company has performed an evaluation of subsequent events through September 21, 2010, which is the date on which these financial statements were available to be issued, with no other events or transactions needed to be recognized or disclosed.